50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick	EXHIBIT 99.1
Chief Financial Officer
212-590-6200

FD
Leigh Parrish, Caren Villarreal
212-850-5600

dELiA*s, INC. ANNOUNCES

THIRD QUARTER 2009 RESULTS

¡	Revenue increased 4.9% to $59.7 million

¡	Operating loss reduced 43%

New York, NY – November 24, 2009 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its third quarter of fiscal 2009. All financial results in this press release are for continuing operations unless otherwise stated.

Robert Bernard, Chief Executive Officer, commented, “During the third quarter we continued our trend of improved operating results, while reducing inventory levels, controlling costs and preserving cash. We achieved flat year-over-year comparable store sales and expanded merchandise margin in the retail segment for the August through September Back-to-School period. However, we experienced weak sales performance in both segments of the business in October, which intensified during the last two weeks of the month and drove our negative comparable store sales results for the quarter in our retail segment.”

Fiscal Third Quarter Results

Total revenue for the third quarter of fiscal 2009 increased 4.9% to $59.7 million from $56.9 million in the third quarter of fiscal 2008. Revenue from the retail segment increased 8.2% to $35.2 million, or 59.0% of total revenue. Revenue from the direct segment increased 0.5% to $24.5 million, or 41.0% of total revenue.

Total gross margin was 36.5% in the third quarter of fiscal 2009, compared to 37.0% in the prior year quarter, reflecting increased clearance sales in the direct segment partially offset by improved inventory management.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Selling, general and administrative (SG&A) expenses were $23.7 million, or 39.6% of sales, for the third quarter of 2009 compared to $23.8 million, or 41.9% of sales, in the third quarter of 2008. The improvement in SG&A as a percent of sales was a result of reduced overhead costs.

The operating loss for the third quarter of 2009 was $1.9 million, an improvement of approximately $1.5 million, or 43.4%, from an operating loss for the third quarter of 2008 of $3.4 million. The operating loss in the third quarter of 2008 included a noncash impairment charge of $0.6 million related to an underperforming store location.

Net loss for the third quarter of fiscal 2009 was $1.3 million, or $0.04 per diluted share, compared to net income of $0.8 million, or $0.03 per diluted share, for the third quarter of fiscal 2008. The benefit for income taxes for the third quarter of 2009 was $0.7 million compared to a benefit for income taxes of $4.4 million for the prior year period.

Income from discontinued operations for the third quarter of 2008 was $2.7 million. Net income for the third quarter of fiscal 2008, including the results of discontinued operations, was $3.5 million, or $0.11 per diluted share.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the third quarter of fiscal 2009 increased 8.2% to $35.2 million from $32.6 million in the third quarter of fiscal 2008. Retail comparable store sales decreased 3.6% for the third quarter of fiscal 2009 compared to an increase of 7.6% for the third quarter of fiscal 2008. Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs was 30.9% compared to 30.0% in the prior year period. Gross margin was driven by an increase in merchandise margin and improved inventory management.

SG&A expenses for the retail segment were $12.1 million, or 34.4% of sales, in the third quarter of 2009 compared to $11.6 million, or 35.5% of sales, in the prior year period, reflecting the leveraging of reduced overhead costs. The operating loss for the third quarter of fiscal 2009 for the retail segment improved to $1.2 million from $2.4 million in the prior year period.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

The Company opened 4 store locations during the third quarter of fiscal 2009, ending the period with 108 stores.

Direct Segment Results

Total revenue for the direct segment for the third quarter of fiscal 2009 increased 0.5% to $24.5 million from $24.4 million. Gross margin for the direct segment was 44.5% compared to 46.3% in the third quarter of the prior year due to increased clearance activity.

SG&A expenses for the direct segment were $11.6 million, or 47.2% of sales, compared to $12.3 million, or 50.3% of sales, in the prior year period. The improvement in SG&A as a percentage of sales reflects the leveraging of reductions in overhead costs. The operating loss for the third quarter of fiscal 2009 for the direct segment was $0.7 million compared with an operating loss of $1.0 million in the prior year period.

First Nine Month Results

For the nine-month period ended October 31, 2009, total revenue increased 6.2% to $157.6 million from revenue of $148.4 million for the prior year period. Total gross margin was 34.0% compared to 34.9% for the prior year. SG&A expenses were $67.7 million, or 43.0% of sales, for the first nine months of fiscal 2009, compared to $69.0 million, or 46.5% of sales, for the prior year period.

Net loss for the first nine months of fiscal 2009 improved to $9.6 million, or $0.31 per diluted share, compared to a net loss of $11.7 million, or $0.38 per diluted share, for the first nine months of fiscal 2008. Income from discontinued operations was $6.3 million for first nine months of fiscal 2008. Net loss for the first nine months of fiscal 2008, including the results of discontinued operations, was $5.4 million, or $0.18 per diluted share.

Mr. Bernard continued, “In the first few weeks of November, both of our segments continued to see negative low double-digit comparable sales trends in line with the trends that we experienced in the last two weeks of October. While it is still early in the season, we do not expect to deliver a positive comparable sales trend for the fourth quarter given the current retail environment and our holiday merchandise mix. As a result of these developments, we have tempered our outlook for the remainder of the year, and we do not expect to deliver break-even EBITDA for the full year. In addition, taking into consideration current trends, we

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

anticipate scaling back our stated expansion and capital expenditure plans for 2010 to conserve cash and allow for increased focus on driving sales productivity in the existing store base.”

The Company now expects year end cash, including restricted amounts, to range from $45 million to $50 million, down from a prior forecast of $50 million to $55 million.

Conference Call and Webcast Information

A conference call to discuss third quarter 2009 results is scheduled for Tuesday, November 24, 2009 at 10:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until December 22, 2009 and can be accessed by dialing (888) 286-8010 and providing the pass code number 26361106

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	October 31,	January 31,	November 1,
	2009	2009	2008
ASSETS	(unaudited)		(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$26,396	$92,512	$7,966
Inventories, net	36,936	33,942	40,208
Prepaid catalog costs	4,765	2,759	5,344
Deferred income taxes	2,000	2,000	—
Other current assets	11,187	5,481	6,396
Assets held for sale	—	—	18,735

TOTAL CURRENT ASSETS	81,284	136,694	78,649
PROPERTY AND EQUIPMENT, NET	56,484	53,164	54,423
GOODWILL	12,073	12,073	12,073
INTANGIBLE ASSETS, NET	2,423	2,440	2,447
RESTRICTED CASH	15,753	—	—
OTHER ASSETS	563	430	196
ASSETS HELD FOR SALE	—	—	28,170

TOTAL ASSETS	$168,580	$204,801	$175,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,231	$21,389	$30,190
Bank loan payable	—	—	13,813
Current portion of mortgage note payable	—	2,205	2,260
Accrued expenses and other current liabilities	27,073	28,822	26,676
Income taxes payable	715	25,243	—
Liabilities held for sale	—	—	330

TOTAL CURRENT LIABILITIES	50,019	77,659	73,269
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	12,163	11,813	10,166

TOTAL LIABILITIES	62,182	89,472	83,435

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,201,514, 31,199,889 and 31,108,981 shares issued and outstanding, respectively	31	31	31
Additional paid-in capital	98,430	97,728	97,494
Retained earnings (accumulated deficit)	7,937	17,570	(5,002)

TOTAL STOCKHOLDERS’ EQUITY	106,398	115,329	92,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$168,580	$204,801	$175,958

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	October 31, 2009		November 1, 2008
NET REVENUES	$59,736	100.0%	$56,946	100.0%
Cost of goods sold	37,957	63.5%	35,895	63.0%

GROSS PROFIT	21,779	36.5%	21,051	37.0%

Selling, general and administrative expenses	23,678	39.6%	23,835	41.9%
Impairment of long-lived assets	—	0.0%	574	1.0%

TOTAL OPERATING EXPENSES	23,678	39.6%	24,409	42.9%

OPERATING LOSS	(1,899)	-3.2%	(3,358)	-5.9%
Interest expense, net	(97)	-0.2%	(209)	-0.4%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,996)	-3.3%	(3,567)	-6.3%
Benefit for income taxes	(650)	-1.1%	(4,377)	-7.7%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(1,346)	-2.3%	810	1.4%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	5	0.0%	2,708	4.8%

NET (LOSS) INCOME	$(1,341)	-2.2%	$3,518	6.2%

BASIC (LOSS) INCOME PER SHARE:
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(0.04)		$0.03
INCOME FROM DISCONTINUED OPERATIONS	$0.00		$0.08

NET (LOSS) INCOME	$(0.04)		$0.11

WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING	31,036,236		30,995,942

DILUTED (LOSS) INCOME PER SHARE:
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(0.04)		$0.03
INCOME FROM DISCONTINUED OPERATIONS	$0.00		$0.08

NET (LOSS) INCOME	$(0.04)		$0.11

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	31,036,236		31,015,124

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirty-Nine Weeks Ended
	October 31, 2009		November 1, 2008
NET REVENUES	$157,565	100.0%	$148,407	100.0%
Cost of goods sold	103,968	66.0%	96,625	65.1%

GROSS PROFIT	53,597	34.0%	51,782	34.9%

Selling, general and administrative expenses	67,698	43.0%	69,021	46.5%
Impairment of long-lived assets	—	0.0%	574	0.4%

TOTAL OPERATING EXPENSES	67,698	43.0%	69,595	46.9%

OPERATING LOSS	(14,101)	-8.9%	(17,813)	-12.0%
Interest expense, net	(141)	-0.1%	(501)	-0.3%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(14,242)	-9.0%	(18,314)	-12.3%
Benefit for income taxes	(4,598)	-2.9%	(6,570)	-4.4%

LOSS FROM CONTINUING OPERATIONS	(9,644)	-6.1%	(11,744)	-7.9%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	11	0.0%	6,330	4.3%

NET LOSS	$(9,633)	-6.1%	$(5,414)	-3.6%

BASIC AND DILUTED (LOSS) INCOME PER SHARE:
LOSS FROM CONTINUING OPERATIONS	$(0.31)		$(0.38)
INCOME FROM DISCONTINUED OPERATIONS	$0.00		$0.20

NET LOSS	$(0.31)		$(0.18)

WEIGHTED AVERAGE BASIC & DILUTED COMMON SHARES OUTSTANDING	31,033,822		30,912,987

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Thirty-Nine Weeks Ended
	October 31, 2009	November 1, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,633)	$(5,414)
Income from discontinued operations	11	6,330

Loss from continuing operations	(9,644)	(11,744)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	7,479	6,450
Stock-based compensation	700	761
Impairment of long-lived assets	—	574
Changes in operating assets and liabilities:
Inventories	(2,994)	(12,785)
Prepaid catalog costs and other assets	(7,845)	(1,433)
Restricted cash	(15,753)	—
Income taxes payable	(24,528)	121
Accounts payable, accrued expenses and other liabilities	(1,040)	7,385

Total adjustments	(43,981)	1,073

Net cash used in operating activities of continuing operations	(53,625)	(10,671)
Net cash provided by operating activities of discontinued operations	11	4,350

NET CASH USED IN OPERATING ACTIVITIES	(53,614)	(6,321)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,299)	(10,770)

NET CASH USED IN INVESTING ACTIVITIES	(10,299)	(10,770)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowing	—	13,813
Payment of mortgage note payable	(2,205)	(155)
Proceeds from exercise of employee stock options	2	—

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,203)	13,658

NET DECREASE IN CASH AND CASH EQUIVALENTS	(66,116)	(3,433)
CASH AND CASH EQUIVALENTS, beginning of period	92,512	11,399
CASH AND CASH EQUIVALENTS, end of period	$26,396	$7,966

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended		For The Thirty-Nine Weeks Ended
	October 31, 2009	November 1, 2008	October 31, 2009		November 1, 2008
Channel net revenues (1):
Retail	$35,235	$32,569	$84,151		$79,121

Direct:
Catalog	4,275	4,641	12,769		12,525
Internet	20,226	19,736	60,645		56,761

Total direct	24,501	24,377	73,414		69,286

Total net revenues	$59,736	$56,946	$157,565		$148,407

Internet % of total direct revenues	83%	81%	83%		82%

Comparable store sales	-3.6%	7.6%	-3.8%		5.4%

Catalogs mailed (1)	14,576	14,725	33,148		33,693

Inventory – retail	$20,348	$21,242	$20,348		$21,242

Inventory – direct (1)	$16,588	$18,966	$16,588		$18,966

Number of stores:
Beginning of period	104	94	97		86
Opened	4	2	13	*	12	**
Closed	—	—	2	*	2	**

End of period	108	96	108		96

Total gross sq. ft @ end of period	411.7	366.1	411.7		366.1

* Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2009, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2009.

** Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2008, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2008.

(1) Restated to exclude the CCS business